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                                   EXHIBIT 99
                                 FORM OF PROXY

    Solicited on behalf of the Board of Directors of Hanmi Bank (the "Bank") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Wednesday, May 31, 2000, at 10:30 a.m. at the Sheraton Universal Hotel, 333
Universal Terrace Parkway, Universal City, California 91608.

    The undersigned hereby appoints          and          , or any one of them,
as Proxies, with the full power of substitution, to vote all shares of Common
Stock of the Bank held of record by the undersigned on May 1, 2000 at the
Meeting or at any adjournments thereof, on the items set forth below and in their discretion upon such other business as may properly come before the
Meeting.

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
1.   Approval of the Plan of Reorganization and Merger Agreement, dated April   , 2000, by and among Hanmi Bank, Hanmi Merger
     Co., and Hanmi Financial Corporation:

               / /  FOR           / /  AGAINST           / /  ABSTAIN

2.  Election of the following Directors:


Eung Kyun Ahn      I Joon Ahn           Stuart S. Ahn        George S. Chey       Ki Tae Hong          Joon H. Lee
Richard B. C. Lee  Chang Kyu Park       Joseph K. Rho        Won R. Yoon          Chung Hoon Youk

    / /  FOR the nominees listed above for the term set forth in the Proxy
       Statement

    / /  WITHHOLD authority to vote for the nominees listed below:

    ---------------------------------------------

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3.  Approval of the Hanmi Financial Corporation Year 2000 Stock Option Plan:

               / /  FOR           / /  AGAINST           / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                          (CONTINUED ON REVERSE SIDE)
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    THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1, FOR THE NOMINEES IN ITEM 2, AND FOR ITEM 3. ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. RECEIPT OF THE PROXY STATEMENT DATED MAY 10, 2000 IS ACKNOWLEDGED.

    Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

                                             Date: _____________________________

                                             ___________________________________
                                                         (Signature)

                                             ___________________________________
                                                         (Signature)

                                             Please sign exactly as name appears
                                             hereon. If signing as an attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such, and if signing for a
                                             corporation, give your title. When
                                             shares are in the names of more
                                             than one person, each should sign.